SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2004

COLLEGE LOAN CORPORATION TRUST I
(Issuer of the Notes)

COLLEGE LOAN CORPORATION
(Depositor of the Issuer of the Notes)

(Exact name of Co-Registrant as specified in its charter)

Delaware California	333-114160-01 333-114160	45-6110137 33-0873915

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

16855 W. Bernardo Drive, Suite 100, San Diego, California               92127

(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code      (888) 972-6311

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

           This Current Report on Form 8-K is being filed with respect to certain agreements entered into in connection with the issuance by College Loan Corporation Trust I of $1,300,000,000 aggregate principal amount of Student Loan Asset-Backed Notes, Series 2004-1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)    Exhibits

                 Exhibit No.

                 1.1      Underwriting Agreement, dated as of May 11, 2004, among UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBC Dain Rauscher Inc. as underwriters, and the Co-Registrants.

                4.1      A Fifth Supplemental Indenture of Trust, dated as of May 1, 2004 between College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as trustee.

                4.2      Amended and Restated Indenture of Trust, dated as of October 1, 2003, from College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as elibible lender trustee to Deutsche Bank Trust Company Americas, as trustee.*

*	Incorporated by reference to the Form 8-K previously filed by College Loan Corporation and College Loan Corporation Trust I, as co-registrants (Registration No. 333-102791.)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLLEGE LOAN CORPORATION TRUST I
COLLEGE LOAN CORPORATION
(Co-Registrants)

Dated: June 3, 2004	College Loan Corporation, as Co- Registrant By: /s/ John Falb Name: John Falb Title: Treasurer

Dated: June 3, 2004	College Loan Corporation Trust I, as Co-Registrant, by College Loan LLC, as Sponsor By: /s/ John Falb Name: John Falb Title: Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 11, 2004, among UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBC Dain Rauscher Inc., as underwriters, and the Co-Registrants.

4.1	A Fifth Supplemental Indenture of Trust, dated as of May 1, 2004 between College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as trustee.

4.2	Amended and Restated Indenture of Trust, dated as of October 1, 2003, from College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as elibible lender trustee to Deutsche Bank Trust Company Americas, as trustee.*

*	Incorporated by reference to the Form 8-K previously filed by College Loan Corporation and College Loan Corporation Trust I, as co-registrants (Registration No. 333-102791.)